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                             NEWGEN RESULTS CORPORATION

                        RESTATED INVESTORS' RIGHTS AGREEMENT

     This Restated Investors' Rights Agreement (this "Agreement") is made and entered into as of November 26, 1997 by and among Newgen Results Corporation, a California corporation (the "Company"), Bernard Simkin, an individual, Murray Simkin, an individual, K&S Imports, Inc., a California corporation, and Johari Investment Company Ltd., a corporation organized under the laws of the province of British Columbia, Canada (collectively the "Prior Investors"), and the persons and entities listed on Exhibit A attached hereto (hereinafter collectively the "Investors").

                                      RECITALS

     A. Certain of the Investors hold shares of the Company's Series A Preferred Stock (the "Series A Stock") and such Investors and the Prior Investors possess rights pursuant to that certain Investors' Rights Agreement dated August 7, 1996 (the "Prior Agreement").

     B. The undersigned Investors who hold Series A Stock and the Prior Investors desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement.

     C. Certain of the Investors have agreed to purchase from the Company, and the Company has agreed to sell to certain of the Investors, shares of the Company's Series B Preferred Stock ("Series B Stock") on the terms and conditions set forth in that certain Series B Preferred Stock Purchase Agreement, dated of even date herewith by and among the Company and such Investors (the "Series B Agreement").

     D. In connection with their purchase of Series B Stock, such Investors desire certain information and registration rights and rights of first refusal, all as more fully set forth herein.

     E. In connection with the consummation of the sale of the Series B Stock, the Company, the Investors and the Prior Investors desire to provide for rights to be granted to and covenants to be made with Investors acquiring Series B Stock, and the Investors and the Prior Investors who are parties to the Prior Agreement hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.   INFORMATION RIGHTS AND CERTAIN COVENANTS.

     1.1 FINANCIAL INFORMATION. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as any Investor holds in any combination at least 45,000 shares of Series A Stock, Series B Stock (collectively, "Preferred Stock") and/or shares of Common Stock of the Company ("Common Stock") issued upon the conversion of such shares of Preferred Stock (collectively "Conversion Stock") the Company will:

          (a) ANNUAL REPORTS. Furnish to such Investor, as soon as practicable and in any event within 120 days after the end of each fiscal year of the Company, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries, if any, for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices, consistently applied throughout all periods presented (except as noted thereon), and audited by nationally recognized independent certified public accountants;

          (b) QUARTERLY REPORTS. Furnish to such Investor as soon as practicable, and in any event within 45 days of the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), an unaudited consolidated Balance Sheet as of the end of such fiscal quarter, an unaudited consolidated Statement of Income and an unaudited consolidated Statement of Cash Flows of the Company and its subsidiaries, if any, for such quarter, all prepared in accordance with generally accepted accounting principles and practices, consistently applied throughout all periods presented (except as noted thereon), subject to normal year-end audit adjustments and the absence of footnotes from unaudited financial statements;

          (c) MONTHLY REPORTS. Furnish to such Investor as soon as practicable, and in any event within 45 days of the end of each calendar month (except the last month of the Company's fiscal year), an unaudited consolidated Balance Sheet as of the end of such calendar month, an unaudited consolidated Statement of Income and an unaudited consolidated Statement of Cash Flows of the Company and its subsidiaries, if any, for such month, setting forth in each case in comparative form the actual figures for such period and the budgeted figures for such period, all prepared in accordance with generally accepted accounting principles and practices, consistently applied throughout all periods presented (except as noted thereon), subject to normal year-end audit adjustments and the absence of footnotes from unaudited financial statements; and

                                          2.

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          (d)  ANNUAL BUDGET.  Furnish to such Investor as soon as practicable and in any event no later than 30 days prior to the close of each fiscal year of the Company, an annual operating plan for the next immediate fiscal year.

          (e) CONFIDENTIALITY. Each Investor agrees to hold all information received pursuant to this Section in confidence, and not to use or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company and except as required by law; provided however, that Investors may make such disclosures on a confidential basis as are reasonably necessary to their limited partners, affiliates, agents, attorneys or accountants to monitor and protect their investment in the Company.

     1.2 INSPECTION RIGHTS. The Company shall permit each Investor holding at least 45,000 shares of Preferred Stock, Conversion Stock, or any combination thereof, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers and accountants, all at such reasonable times as may be requested by such Investor. Each Investor agrees to hold all information obtained from such inspections in confidence pursuant to the terms of Section 1.1(e).

     1.3 ATTENDANCE AT BOARD MEETINGS. The Company shall use reasonable, good faith efforts to provide each of Trident Capital Management, L.L.C., BankAmerica Ventures and BA Venture Partners II (collectively "Observer Investors"), for so long as each such entity together with its affiliates owns at least 100,000 shares of Preferred Stock, Conversion Stock, or any combination thereof, with notice, either in writing or by telephone, of all meetings of the Board of Directors (the "Board") or Board Committees at the same time and in the same manner that Board members receive notice. The Company will also provide Observer Investors with a copy of any written consents of the Board or any Board Committee ("Consents"). Observer Investors shall, at such Observer Investors' own expense, be permitted to attend all meetings of the Board or Board Committees as observers; provided however, that the members of the Board (or Board Committee as applicable) may, without prior notice exclude Observer Investors from attending any part of the meeting that the Board (or Board Committee as applicable) determines in good faith is of such a sensitive, confidential or privileged nature that Observer Investors should not be present. In the event that Observer Investors attend any meeting of the Board or Board Committee or receive any Consents, they agree to hold all information obtained from such meetings or Consents in confidence pursuant to the terms of Section 1.1(e). In no event shall the failure to give Observer Investors notice of a meeting of the Board or Board Committee, Consent or the exclusion of Observer Investors from any part of any meeting pursuant to this Section be deemed to invalidate any actions taken at such meetings or in such Consents.

                                          3.
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     1.4  VCOC RIGHTS.  The organizational documents of Capstone Ventures, a
Delaware limited partnership, Information Associates, L.P., a Delaware limited partnership, Information Associates, C.V., a Netherlands Antilles limited partnership, Information Associates - II, L.P., a Delaware limited partnership, and IA - II Affiliates Fund, L.L.C., a Delaware limited liability company (individually, a "Fund" and collectively, the "Funds"), require that each of the Funds have and maintain the status of a "venture capital operating company" as defined in the Department of Labor Regulations, Section 25101.3-101(d) (the "Regulations"). The Regulations require that a venture capital operating company must have direct contractual rights to participate substantially in or substantially influence the conduct of management of its portfolio companies. Accordingly, in addition to the other rights provided under this Agreement and any other written agreement with each of the Funds, each Fund shall have the separate and individual right to consult with management concerning the Company's finances, operations and strategy. In addition, if any of the Funds are not represented on the Board, the Company shall invite a representative of such Fund(s) to attend (at such Fund(s) expense) all meetings of the Board (and committees of the Board) in a nonvoting observer capacity and, in this respect, shall give such representative(s) copies of all notices, minutes, consents, and other materials that it provides to its directors; provided however, that the members of the Board (or Board Committee as applicable) may, without prior notice, exclude any of the Funds from attending any part of any meeting or delete any written materials provided to members of the Board (or Board Committee as applicable) that the Board (or Board Committee as applicable) determines in good faith is of such a sensitive, confidential or privileged nature that the representative(s) of the Funds should not be present or, in the case of written materials, should not review. Any information provided to any of the Funds under this Section 1.4 shall be held in confidence pursuant to the terms of Section 1.1(e). In no event shall the failure to give the Funds any written materials, notice of any meeting of the Board or Board Committee, or the exclusion of the Funds from any meeting of the Board or Board Committee pursuant to this Section be deemed to invalidate any actions taken at such meetings or by written consent.

     1.5 TERMINATION OF CERTAIN RIGHTS. The Company's obligations under Sections 1.1, 1.2, 1.3 and 1.4 above will terminate upon the closing of a public offering by the Company that meets the criteria for automatic conversion of the Preferred Stock set forth in Article VI, Section E.2.(a) of the Company's Amended and Restated Articles of Incorporation, as they may be further amended or restated from time to time (the "Articles of Incorporation").

     1.6  SMALL BUSINESS ADMINISTRATION MATTERS.

          (a) The proceeds from the purchase of the Series B Stock pursuant to the Series B Agreement by BankAmerica Ventures (the "Proceeds") shall be used by the Company for working capital, repayment of loans, and other general corporate purposes.

                                          4.

The Company shall provide to representatives of BankAmerica Ventures and the Small Business Administration (the "SBA") reasonable access to its books and records for the purpose of confirming such use of the Proceeds or for other purposes related to the qualification of the financing provided by BankAmerica Ventures to the Company.

          (b) For a period of one year following the Initial Closing (as defined in the Series B Agreement), the Company shall not change the nature of its business activity if such change would render the Company ineligible, within the meaning of 13 C.F.R. Section 107.720.

          (c) So long as BankAmerica Ventures holds any securities of the Company, the Company will comply at all times with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

          (d) Within 45 days after the end of each fiscal year, and at any other time reasonably requested by BankAmerica Ventures, the Company shall deliver to BankAmerica Ventures a written assessment in form and substance satisfactory to BankAmerica Ventures, of the economic impact of BankAmerica Ventures' investment in the Company, specifying (a) the full-time equivalent jobs created or retained in connection with the investment, and (b) the impact of the investment on the Company's business, in terms of revenue and profits, and on taxes paid by the Company and its employees. In the event that the Company reasonably incurs out-of-pocket expenses in excess of $1,000 in preparing such written assessment at BankAmerica Ventures' request, BankAmerica Ventures shall reimburse the Company for all such reasonable expenses. Upon request the Company promptly (and in any event within 20 days of such request) shall furnish to BankAmerica Ventures all information (i) reasonably requested by BankAmerica Ventures in order for BankAmerica Ventures to comply with the requirements of 13 C.F.R. Section 107.620 or to prepare and file SBA Form 468 and (ii) reasonably requested or required by any governmental agency asserting jurisdiction over BankAmerica Ventures. Any submission of financial information pursuant to this Section 1.6 and Section 1.1 shall be under cover of a certificate executed by the Company's president, chief executive officer, chief financial officer or treasurer certifying that such information (i) relates to the Company, (ii) to the best of the Company's knowledge is accurate and (iii) if applicable, has been audited by the Company's independent auditors.

          (e) In the event that BankAmerica Ventures determines that it has a Regulatory Problem (as defined below), it shall have the right to transfer its Preferred Stock to an affiliate of BankAmerica Ventures (or an entity reasonably acceptable to the Company) without regard to any restrictions on transfer set forth in the Series A Preferred Stock Purchase Agreement dated August 7, 1996, the Series B Agreement or any agreement executed and delivered in connection therewith, provided that the transferee agrees to become a party to each such agreement, and provided further, that such transfer

                                          5.

complies with applicable federal and state securities laws. The Company shall take all actions as may be reasonably requested by BankAmerica Ventures in order to (i) effectuate and facilitate any transfer by BankAmerica Ventures of its Preferred Stock then held by it to any such affiliate (or an entity reasonably acceptable to the Company) designated by BankAmerica Ventures, (ii) permit BankAmerica Ventures (or any of its affiliates) to exchange all or any portion of any voting securities of the Company then held by BankAmerica Ventures (or any affiliate), on a share-for-share basis, into non-voting securities of the Company, which non-voting securities shall be identical in all respects to the voting securities exchanged therefor (except for voting rights and that the non-voting securities shall be convertible or exchangeable for voting securities on such terms as may be necessary in light of regulatory requirements then prevailing), and (iii) amend this Agreement and any other agreements as may be necessary to effectuate and reflect the foregoing. The parties to this Agreement agree to vote all of the Company's securities held by them in favor of such amendments and actions. For purposes of this Section 1.6, a "Regulatory Problem" means any set of circumstances wherein it has been asserted by any governmental regulatory agency with jurisdiction over BankAmerica Ventures that BankAmerica Ventures is not entitled to hold, or exercise any significant right with respect to, the Preferred Stock or the currently unissued Common Stock of the Company into which the shares of Preferred Stock are convertible.

     1.7 KEY-PERSON INSURANCE. Subject to the approval of the Board of Directors, the Company will use its best efforts to obtain and maintain in full force and effect term life insurance in the amount of $2,000,000 on the life of Gerald Benowitz naming the Company as beneficiary.

2.   REGISTRATION RIGHTS.

     2.1  DEFINITIONS.  For purposes of this Section 2:

          (a) REGISTRATION. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

          (b)  REGISTRABLE SECURITIES.  The term "Registrable Securities" means:
(1) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Preferred Stock, (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (b), (3) for purposes of piggyback registration rights under Section 2.3 only, all shares of Common Stock of the Company issued to the Prior

                                          6.
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Investors prior to August 7, 1996 or issuable upon conversion, if any, of such shares of Common Stock, and (4) for purposes of piggyback registration rights under Section 2.3 only, any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (3) of this subsection (b); excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") or shares of Common Stock held by all of any Holder of less than 1% of the outstanding Common Stock of the Company if all of such shares are available for sale pursuant to Rule 144 in any ninety (90) day period.

          (c) REGISTRABLE SECURITIES THEN OUTSTANDING. The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock which are Registrable Securities and are then (1) issued and outstanding and (2) issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

          (d) HOLDER. For purposes of this Section 2 and Sections 3 and 4 hereof, the term "Holder" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement; PROVIDED HOWEVER, that for purposes of this Agreement, a record holder of shares of Preferred Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and PROVIDED FURTHER, that the Company shall in no event be obligated to register shares of Preferred Stock and that Holders of Registrable Securities will not be required to convert their shares of Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates; and provided, further, that the definition of "Holder" as used in Sections 2.2 and 2.4 of this Agreement shall not include the Prior Investors.

          (e) FORM S-3. The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (f) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

                                          7.

          (g) SECURITIES ACT. The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as shall be in effect at the time.

     2.2  DEMAND REGISTRATION.

          (a) REQUEST BY HOLDERS. If the Company shall receive at any time after August 6, 1998 a written request from the Holders of at least thirty-five percent (35%) the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within 10 business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within 20 days after receipt of the Request Notice, subject only to the limitations of this Section 2.2; PROVIDED that the Registrable Securities requested by all Holders to be registered pursuant to such request must have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $7,500,000 (or $15,000,000 if such requested registration is the initial public offering of the Company's stock registered under the Securities Act).

          (b) UNDERWRITING. If the Holders initiating the registration request under this Section 2.2 ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by a majority in interest of the Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 2.2, if the managing underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable

                                          8.

Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); PROVIDED HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

          (c) MAXIMUM NUMBER OF DEMAND REGISTRATIONS. The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.2.

          (d) DEFERRAL. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; PROVIDED HOWEVER, that the Company may not utilize this right more than once in any twelve (12) month period.

          (e) EXPENSES. All expenses incurred in connection with a registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters' discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one (1) demand registration pursuant to this Section 2.2 (in which case such right shall be forfeited by all Holders of Registrable Securities); PROVIDED FURTHER, HOWEVER, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 2.2.

                                          9.

     2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least 30 days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within 20 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a) UNDERWRITING. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting. The number of shares that may be included in the registration and the underwriting shall be allocated first to the Company. After shares have been allocated to the Company, the remaining shares that may be included in the registration and underwriting shall be allocated on a one-for-one basis as between two groups. These two groups are
(i) the Prior Investors, and (ii) the holders of Registrable Securities to the extent their Registrable Securities are derived from Preferred Stock. Among the Holders requesting inclusion of their Registrable Securities in such registration statement within these two groups, shares shall be allocated on a pro rata basis based on the total number of Registrable Securities held by each such Holder in that group. The right of the underwriters to exclude shares (including Registrable Securities) from the registration and the underwriting. The number of shares that may bei ncluded in the registration and the underwriting shall be allocated first to the Company. After shares have been allocated to the Company, the remaining shares that may be included in the registration and underwriting shall be allocated on a one-for-one basis as between two groups. These two groups are
(i) the Prior Investors, and (ii) the holders of Registrable Securities to the extent their Registrable Securities are derived from Preferred Stock. Among the Holders requesting inclusion of their Registrable Securities in such registration statement within these two groups, shares shall be allocated on a pro rata basis based on the total number of Registrsble securities held by each such HOlder in that group. The right of the underwriters to exclude shares (including Registrable Securities)


                                         10.

from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the shares included in the registration, except for a registration relating to the Company's initial public offering from which all Registrable Securities may be excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least seven (7) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder", as defined in this sentence.

          (b) EXPENSES. All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

     2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

          (a) NOTICE. Promptly give written notice of the proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b) REGISTRATION. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; PROVIDED HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                                         11.

               (1) if Form S-3 is not available for such offering by the Holders;

               (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000;

               (3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be filed and it is therefore essential to defer the filing of such Form S-3 Registration Statement, then the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.4; PROVIDED HOWEVER, that the Company may not utilize this right more than once in any twelve (12) month period; or

               (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) EXPENSES. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.4, (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company.

          (d) NOT DEMAND REGISTRATION. Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above.

     2.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration


                                         12.

statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the

                                         13.

Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     2.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or
2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required to timely effect the registration of their Registrable Securities.

     2.7 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

     2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.2, 2.3 or 2.4:

          (a) BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the shareholders, partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

               (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

               (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

               (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

                                         14.

and the Company will reimburse each such Holder, shareholder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action: PROVIDED HOWEVER, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, shareholder, partner, officer, director, underwriter or controlling person of such Holder.

          (b) BY SELLING HOLDERS. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and any other Holder selling securities under such registration statement or any of such other Holder's shareholders, partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or other such Holder, shareholder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other Holder, shareholder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and PROVIDED FURTHER, that the total amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

          (c) NOTICE. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any

                                         15.

indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

          (d) DEFECT ELIMINATED IN FINAL PROSPECTUS. The foregoing indemnity agreements of the Company and Holders are subject to the condition that insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act; PROVIDED HOWEVER, that this condition shall only apply where the indemnified party had an obligation to provide the Final Prospectus to such person.

          (e) CONTRIBUTION. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable


                                         16.

Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds received from the Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          (f)  SURVIVAL.  The obligations of the Company and Holders under this
Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

     2.9 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to 180 days following the effective date of the first registration statement of the Company filed under the Securities Act and for up to 90 days following the effective date of all subsequent registration statements of the Company filed under the Securities Act; PROVIDED HOWEVER, that:

          (a) such agreement shall be applicable only to registration statements which cover securities to be sold on behalf of the Company in an underwritten public offering; and

          (b) all executive officers and directors enter into similar agreements and the Company uses all reasonable efforts to obtain similar agreements from all other holders of at least one percent (1%) of the Company's then outstanding voting agreements.

          In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     2.10 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                                         17.

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

          (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

     2.11 TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to Sections 2.2 through 2.4 with respect to: (i) any request or requests for registration made by any Holder on a date more than five
(5) years after the closing date of the Company's initial public offering; or
(ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.2, 2.3 or 2.4 if, (A) the Company has completed an initial public offering of its Common Stock and is subject to the provisions of the 1934 Act and (B) in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

     2.12 NO FUTURE REGISTRATION RIGHTS. The Company shall not grant future registration rights without the consent of the holders of at least three-quarters (3/4) of the Conversion Stock issued or issuable upon conversion of the Preferred Stock voting together as a class, unless subordinate to the registration rights granted in connection herewith.

3.   RIGHT OF FIRST REFUSAL.

     3.1 GENERAL. Each Holder (as defined in Section 2.1(d) (which term shall include the Prior Investors for purposes of this Section 3)) of at least 45,000 shares of

                                         18.

Preferred Stock, Conversion Stock, Common Stock, or any combination thereof, any party to whom such Holder's rights under this Section 3 have been duly assigned in accordance with Section 4.1(c), each Prior Investor and any party to whom such Prior Investor's rights under this Section 3 have been duly assigned in accordance with Section 4.1(c) (each such Holder or assignee and each Prior Investor or assignee being hereinafter referred to as a "Rights Holder") has the right of first refusal to purchase such Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in
Section 3.2) that the Company may from time to time issue after the date of this Agreement. A Rights Holder's "Pro Rata Share" for purposes of this right of first refusal is the ratio of (a) the number of shares of Common Stock of the Company equal to the sum of (i) the total number of shares of Common Stock of the Company then held by the Rights Holder plus (ii) the total number of shares of Common Stock of the Company into which the shares of Preferred Stock then held by the Rights Holder are then convertible plus (iii) the number of shares of Common Stock of the Company subject to all options and warrants then held by the Rights Holder, to (b) a number of shares of Common Stock of the Company equal to the sum of (i) the total number of shares of Common Stock of the Company then outstanding plus (ii) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock are then convertible plus (iii) the number of shares of Common Stock of the Company reserved for issuance under stock purchase and stock option plans of the Company and outstanding warrants up to 700,000; PROVIDED HOWEVER, that if at least one member of the Board elected by the holders of Series A Stock voting as a separate class and at least one member of the Board elected by holders of Series B Stock voting as a separate class, has approved an increase of such reserved number beyond 700,000, then the limitation of 700,000 set forth herein shall be increased to such larger number.

     3.2 NEW SECURITIES. "New Securities" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term "New Securities" does not include:

               (i) shares of the Company's Common Stock (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or plans approved by the Board; PROVIDED HOWEVER, that if such shares and/or options or warrants therefor are issued to any of the Prior Investors or any affiliate or family member thereof (excluding Sam Simkin for so long as he is an employee of the Company), Board approval of such incentive agreements or plans includes at least one member elected by the holders of Series A Preferred Stock voting as a separate class and at least one member elected by the holders of Series B Stock voting as a separate class;

                                         19.

               (ii) shares of Series B Preferred Stock issued under the Series B Agreement, as such agreement may be amended;

               (iii) any securities issuable upon conversion of or with respect to any then outstanding shares of Series A Stock or Series B Stock of the Company or Common Stock or other securities issuable upon conversion thereof;

               (iv) 106,024 shares of Common Stock of the Company issuable upon exercise of options to purchase securities outstanding on the date of this Agreement ("Warrant Securities"):

               (v) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend;

               (vi) securities offered by the Company to the public pursuant to a registration statement filed under the Securities Act;

               (vii) shares of the Company's Common Stock (and/or options or warrants therefor) issued or issuable to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing pursuant to agreements or other arrangements approved by the Board; provided however, that if such shares and/or options or warrants are issued to any of the Prior Investors or any affiliate or family member thereof, Board approval of such agreements or other arrangements includes at least one member elected by the holders of Series A Stock voting as a separate class and at least one member elected by the holders of Series B Stock voting as a separate class;

               (viii) securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; or

               (ix) securities issued pursuant to any plans or agreements approved by the Board, including at least one member elected by the holders of the Series A Stock voting as a separate class and at least one member elected by the holders of Series B Stock voting as a separate class.

     3.3 PROCEDURES. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Rights Holder written notice of its intent to issue New Securities (the "Notice"), describing the type of New Securities and the


                                         20.

price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have 10 days from the receipt of any such Notice to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share). If any Rights Holder fails to so agree in writing within such 10 day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (a "Nonpurchasing Holder"), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he did not so agree to purchase and the Company shall promptly give each Rights Holder who has timely agreed to purchase his full Pro Rata Share of such offering of New Securities (a "Purchasing Holder") written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Rights Holder's full Pro Rata Share of such offering of New Securities (the "Overallotment Notice"). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders' unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Rights Holders, at any time within 5 days after receiving the Overallotment Notice.

     3.4 FAILURE TO EXERCISE. In the event that the Rights Holders fail to exercise in full the right of first refusal within such 10 plus 5 day period, then the Company shall have 120 days thereafter to sell the New Securities with respect to which the Rights Holders' rights of first refusal hereunder were not exercised, at a price and upon general terms specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such 120 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

     3.5 TERMINATION. This right of first refusal shall terminate (i) immediately before the closing of a public offering by the Company that meets the criteria for automatic conversion of the Preferred Stock set forth in
Article VI, Section E.2.(a) of the Articles of Incorporation, or (ii) upon (a) the sale of all or substantially all the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction.

4.   ASSIGNMENT AND AMENDMENT.

     4.1  ASSIGNMENT.  Notwithstanding anything herein to the contrary:

                                         21.

          (a) INFORMATION RIGHTS. The rights of an Investor under Section 1.1 or 1.2 hereof may be assigned to a party who acquires from an Investor (or an Investor's permitted assigns) at least 45,000 shares of Preferred Stock, Conversion Stock, or any combination thereof.

          (b)  REGISTRATION RIGHTS.  The registration rights of a Holder under
Section 2 hereof may be assigned only to (i) a party who acquires at least 45,000 shares of Preferred Stock, Conversion Stock, Common Stock, or any combination thereof, (ii) a partner or retired partner of any Holder, where such Holder is a partnership or a member or retired member of any Holder where such Holder is a limited liability corporation, (iii) a member of the "immediate family" (as defined below) of any Holder that is an individual, (iv) a trust established for the benefit of any Holder that is an individual, or (v) an affiliated fund of any Holder that is a venture capital fund; or (vi) an affiliate of a Holder that is a corporation; provided, however that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned: and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4, by agreeing in writing to be bound by the terms hereof. As used herein, the term "immediate family" will mean the Holder's spouse, lineal descendant or antecedent, father, mother, brother or sister, adopted child or grandchild, or the spouse of any child, adopted child, grandchild, or adopted grandchild of the Holder.

          (c) REFUSAL RIGHTS. The rights of first refusal of a Rights Holder under Section 3 hereof may be assigned only to a party who acquires from a Holder at least 45,000 shares of Preferred Stock, Conversion Stock, Common Stock, or any combination thereof; PROVIDED HOWEVER that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and PROVIDED FURTHER that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4, by agreeing in writing to be bound by the terms hereof.

     4.2 AMENDMENT OF RIGHTS. Subject to Section 4.3, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Investors (and/or any of their permitted successors or assigns) holding more than three-quarters (3/4) of the then outstanding shares of Preferred Stock and Conversion Stock, and the Prior Investors (and/or any of their permitted successors or assigns) holding more than a majority of the Registrable Securities then

                                         22.

held or beneficially owned by such Prior Investors (and/or any of their permitted successors or assigns). Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each Investor, each Holder, each Prior Investor, each permitted successor or assign of such Investor, Holder or Prior Investor and the Company.

     4.3 NEW INVESTORS. Notwithstanding anything herein to the contrary, if pursuant to Section 2.2 of the Series B Agreement, additional parties purchase shares of Series B Stock as "New Investors" thereunder, then each such New Investor shall become a party to this Agreement as an "Investor" hereunder, without the need for any consent, approval or signature of any Investor when such New Investor has both: (i) purchased shares of Series B Stock under the Series B Agreement and paid the Company all consideration payable for such shares and (ii) executed one or more counterpart signature pages to this Agreement as an "Investor", with the Company's consent.

5.   GENERAL PROVISIONS.

     5.1 NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

          (a) if to an Investor, at such Investor's respective address as set forth on Exhibit A hereto and if to a Prior Investor, at such Prior Investor's respective address as also set forth on Exhibit A hereto.

          (b) if to the Company, at Newgen Results Corporation, 12680 High Bluff Drive, Suite 300, San Diego, California, 92130.

Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

     5.2 ENTIRE AGREEMENT. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

     5.3 GOVERNING LAW. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to

                                         23.

agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

     5.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     5.5 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

     5.6 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 4.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

     5.7 CAPTIONS. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

     5.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.9 COSTS AND ATTORNEYS' FEES. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action suit or other proceeding, including any and all appeals or petitions therefrom.

     5.10 ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

     5.11 AGGREGATION OF STOCK. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.



                                         24.

                        [THIS SPACE INTENTIONALLY LEFT BLANK]





                                         25.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY:                      NEWGEN RESULTS CORPORATION

                              By:  /s/ Gerald Benowitz
                                   --------------------------------------------
                                   Gerald Benowitz,
                                   President and Chief Executive Officer

INVESTORS AND
PRIOR INVESTORS:
                              K&S IMPORTS, INC.

                              By:  /s/ Sam Simkin
                                   --------------------------------------------
                                   Sam Simkin, President

                              JOHARI INVESTMENT COMPANY LTD.

                              By:  /s/ Gary Simkin
                                   --------------------------------------------
                                   Gary Simkin, President


                                   /s/ Bernard Simkin
                                   --------------------------------------------
                                   Bernard Simkin


                                   /s/ Murray Simkin
                                   --------------------------------------------
                                   Murray Simkin



                         RESTATED INVESTORS' RIGHTS AGREEMENT

                              INFORMATION ASSOCIATES, L.P.

                              By:  Trident Capital Management, L.L.C.,
                                   its general partner

                              By:  /s/ John Moragne
                                   --------------------------------------------
                              Title: Managing Director
                                     ------------------------------------------


                              INFORMATION ASSOCIATES, C.V.


                              By:  Trident Capital Management, L.L.C.,
                                   its investment general partner

                              By:  /s/ John Moragne
                                   --------------------------------------------
                              Title: Managing Director
                                     ------------------------------------------


                              INFORMATION ASSOCIATES - II, L.P.

                              By: Trident Capital Management - II, L.L.C., its general partner

                              By:  /s/ John Moragne
                                   --------------------------------------------
                              Title: Managing Direcotr
                                     ------------------------------------------


                              IA - II AFFILIATES FUND, L.L.C.

                              By:  /s/ John Moragne
                                   --------------------------------------------
                              Title: Managing Director
                                     ------------------------------------------


                         RESTATED INVESTORS' RIGHTS AGREEMENT

                              CAPSTONE VENTURES
                              By:  Capstone Management L.L.C.,
                                   its General Partner


                              By:  /s/ Eugene Fischer
                                   -------------------------------------------
                                   Eugene Fischer, Managing Member


                              BANKAMERICA VENTURES


                              By:  /s/ Jess R. Marzak
                                   -------------------------------------------
                                   Jess R. Marzak, Managing Director


                              BA VENTURE PARTNERS II

                              By:  /s/ Jess R. Marzak
                                   -------------------------------------------
                                   Jess R. Marzak, General Partner


                              BANCAMERICA ROBERTSON STEPHENS

                              By:  /s/ John P. Rohal
                                   -------------------------------------------
                              Print Name:  John P. Rohal
                                          ------------------------------------
                              Title: Dir. of Research
                                     -----------------------------------------


                              GC&H INVESTMENTS

                              By:  /s/ John L. Cardoza
                                   -------------------------------------------
                                   John L. Cardoza, Executive Partner


                         RESTATED INVESTORS' RIGHTS AGREEMENT

                              SILICON VALLEY BANK


                              By:  /s/ John W. Otterson
                                   -------------------------------------------
                              Print Name: John W. Otterson
                                          ------------------------------------
                              Title: SVP
                                     -----------------------------------------


                              SF GROWTH FUND


                              By:  /s/ Kevin J. Makley
                                   -------------------------------------------
                              Print Name: Kevin J. Makley
                                          ------------------------------------
                              Title: President
                                     -----------------------------------------


                              /s/ Duncan Naylor
                              ------------------------------------------------
                              Duncan Naylor


                              ELAINE MCKAY REVOCABLE TRUST


                              By:  /s/ Robert McKay
                                   -------------------------------------------
                              Print Name: Robert McKay
                                          ------------------------------------
                              Title: co-Trustee
                                     -----------------------------------------

                         RESTATED INVESTORS' RIGHTS AGREEMENT

                              BAYVIEW INVESTORS, LTD.


                              By:  /s/ Terry R. Otton
                                   ------------------------------------------
                              Print Name:
                                          -----------------------------------
                              Title:
                                     ----------------------------------------



                         RESTATED INVESTORS' RIGHTS AGREEMENT

                                     EXHIBIT A

                               SCHEDULE OF INVESTORS



       Name and Address
-------------------------------

K&S Imports, Inc.
4722 Sun Valley Road
Del Mar, CA  92014

Johari Investment Co.
6289 Carnarvon Street
Vancouver, B.C.
Canada  V6N1K3
Attn:  Gary Simkin, President

Bernard Simkin
P.O. Box 9532
Rancho Santa Fe, CA  92067

Murray Simkin
P.O. Box 7102
Rancho Santa Fe, CA  92067

Information Associates, L.P.
c/o Trident Capital Management, L.L.C.
2480 Sand Hill Road
Menlo Park, CA  94025
Attn:  John Moragne

Information Associates, C.V.
c/o Trident Capital Management, L.L.C.
2480 Sand Hill Road
Menlo Park, CA  94025
Attn:  John Moragne

       Name and Address
-------------------------------

Information Associates - II, L.P.
c/o Trident Capital Management - II, L.L.C.
2480 Sand Hill Road
Menlo Park, CA  94025
Attn:  John Moragne

IA - II Affiliates Fund, L.L.C.
2480 Sand Hill Road
Menlo Park, CA  94025
Attn:  John Moragne

Capstone Ventures
3000 Sand Hill Road
Building 3, Suite 255
Menlo Park, CA  94025
Attn:  Eugene Fischer


BancAmerica Robertson Stephens
555 California Street, Suite 2600
San Francisco, CA  94104

BankAmerica Ventures
950 Tower Lane, Suite 700
Foster City, CA  94404
Attn:  Jess Marzak

BA Venture Partners II
c/o BankAmerica Ventures
950 Tower Lane, Suite 700
Foster City, CA  94404
Attn:  Jess Marzak

GC&H Investments
One Maritime Plaza, 20th Floor
San Francisco, CA  94111-3580
Attn:  John L. Cardoza

       Name and Address
-------------------------------

Silicon Valley Bank
5414 Oberlin Drive, Suite 230
San Diego, CA  92121
Attn:  John W. Otterson

SF Growth Fund
c/o Kevin J. Makley
Saint Francis High School
1885 Miramonte Avenue
Mountain View, CA  94040

Duncan Naylor
1268 Estate Drive
Los Altos, CA  94024

Elaine McKay Revocable Trust
c/o Robert McKay
383 Rhode Island Street
San Francisco, CA  94103

                             NEWGEN RESULTS CORPORATION

                        RESTATED INVESTORS' RIGHTS AGREEMENT

                                 NOVEMBER __, 1997

                                  TABLE OF CONTENTS


                                                                            PAGE

1.   Information Rights and Certain Covenants. . . . . . . . . . . . . . . . . . . .2
     1.1    Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.2    Inspection Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.3    Attendance at Board Meetings . . . . . . . . . . . . . . . . . . . . . .3
     1.4    VCOC Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.5    Termination of Certain Rights. . . . . . . . . . . . . . . . . . . . . .4
     1.6    Small Business Administration Matters. . . . . . . . . . . . . . . . . .4
     1.7    Key-Person Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .6
2.   Registration Rights.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.2    Demand Registration. . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.3    Piggyback Registrations. . . . . . . . . . . . . . . . . . . . . . . . 10
     2.4    Form S-3 Registration. . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.5    Obligations of the Company . . . . . . . . . . . . . . . . . . . . . . 12
     2.6    Furnish Information. . . . . . . . . . . . . . . . . . . . . . . . . . 14
     2.7    Delay of Registration. . . . . . . . . . . . . . . . . . . . . . . . . 14
     2.8    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     2.9    "Market Stand-Off" Agreement . . . . . . . . . . . . . . . . . . . . . 17
     2.10   Rule 144 Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     2.11   Termination of the Company's Obligations . . . . . . . . . . . . . . . 18
     2.12   No Future Registration Rights. . . . . . . . . . . . . . . . . . . . . 18
3.   Right of First Refusal. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     3.1    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     3.2    New Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.3    Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     3.4    Failure to Exercise. . . . . . . . . . . . . . . . . . . . . . . . . . 21
     3.5    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
4.   Assignment and Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.1    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.2    Amendment of Rights. . . . . . . . . . . . . . . . . . . . . . . . . . 22
     4.3    New Investors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
5.   General Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     5.1    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     5.2    Entire Agreement.. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     5.3    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     5.4    Severability.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     5.5    Third Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     5.6    Successors and Assigns.. . . . . . . . . . . . . . . . . . . . . . . . 24
     5.7    Captions.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     5.8    Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24


                                          i.

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                            PAGE


     5.9    Costs and Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . 24
     5.10   Adjustments for Stock Splits, etc. . . . . . . . . . . . . . . . . . . 24
     5.11   Aggregation of Stock.. . . . . . . . . . . . . . . . . . . . . . . . . 24


                                          ii.